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                                                                       EXHIBIT 1


                            UNDERWRITING AGREEMENT

                                                                  April 19, 1995

Bankers Trust New York Corporation
One Bankers Trust Plaza
130 Liberty Street
New York, New York 10006

Dear Sirs:

        We, as Underwriters, understand that Bankers Trust New York Corporation, a New York corporation (the "Corporation"), proposes to issue and sell $150,000,000 aggregate principal amount of its 8-1/4% Subordinated Notes due 2005 (the "Securities") to us. The terms of the Securities are set forth in the Registration Statement and Basic Prospectus referred to in the provisions incorporated herein by reference, as supplemented by a Prospectus Supplement dated April 19, 1995. The Securities will be issued pursuant to an Indenture, dated as of April 1, 1992, as amended as of January 15, 1993 by the First Supplemental Indenture thereto (as so supplemented, the "Indenture"), between the Corporation and Marine Midland Bank (formerly Marine Midland Bank, N.A.), as trustee (the "Trustee").

        All the provisions contained in the document entitled Bankers Trust New York Corporation Debt Securities Underwriting Agreement Standard Provisions (September 1993), a copy of which we have previously received, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; provided that White & Case shall act as counsel for the Underwriters pursuant to Section V(c) therein.

        Subject to the terms and conditions set forth herein or incorporated by reference herein, the Corporation hereby agrees to sell and each of the Underwriters hereby agrees, severally and not jointly, to purchase the aggregate principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto at 99.35% of their principal amount plus accrued interest, if any, from April 26, 1995 to the date of payment and delivery.

        We will pay for such Securities in immediately available funds against delivery thereof at the offices of

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the Corporation, 130 Liberty Street, New York, New York, at 10:00 A.M. (New York
City time) on or about April 26, 1995, such time being referred to herein as the "Closing Date". The Securities shall be delivered through the facilities of The Depository Trust Company Same Day Funds Settlement System.

        Please confirm your agreement by having an authorized officer sign seven copies of this Agreement in the space set forth below and by returning the seven signed copies to us.

                                     Very truly yours,

                                     SMITH BARNEY INC.


                                     By: /s/ Matthew Grayson
                                        ---------------------------------
                                        Name: Matthew Grayson
                                        Title: Director

                                     BT SECURITIES CORPORATION


                                     By: /s/ Jacques de St. Phalle
                                        ---------------------------------
                                        Name: Jacques de St. Phalle
                                        Title: Managing Director


                                     BEAR, STEARNS & CO. INC.

                                     By: /s/ Timothy A. O'Neill
                                        ---------------------------------
                                        Name: Timothy A. O'Neill
                                        Title: Senior Managing Director


                                     MORGAN STANLEY & CO. INCORPORATED


                                     By: /s/ Richard C. Schwartz
                                        ---------------------------------
                                        Name: Richard C. Schwartz
                                        Title: Principal


                                     SALOMON BROTHERS INC


                                     By: /s/ Pamela Kendall
                                        ---------------------------------
                                        Name: Pamela Kendall
                                        Title: Vice President


Accepted:

BANKERS TRUST NEW YORK CORPORATION


By: /s/ Duncan P. Hennes
   ------------------------------
   Name: Duncan P. Hennes
   Title: Senior Vice President








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                                                                      SCHEDULE I


                                                            AGGREGATE PRINCIPAL
NAME OF UNDERWRITER                                         AMOUNT OF SECURITIES
- -------------------                                         --------------------

SMITH BARNEY INC.                                                $30,000,000

BT SECURITIES CORPORATION                                        $30,000,000

BEAR, STEARNS & CO. INC.                                         $30,000,000

MORGAN STANLEY & CO. INCORPORATED                                $30,000,000

SALOMON BROTHERS INC                                             $30,000,000